UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: 11-01-10
(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported, Jeff DeBoer, the company’s Chief Financial Officer, is departing the company on October 31, 2010, to pursue other professional opportunities.  Upon his departure, the board has elected Chris Holzshu to be Senior Vice President/Chief Financial Officer effective November 1.  Prior to his promotion, Mr. Holzshu served as Vice President, Operational Planning & Analysis.  Mr. Holzshu, age 37, joined the company’s management team in 2003 after spending several years in public accounting at KPMG LLP.  During his tenure in public accounting, he specialized in the automotive manufacturer and retail automotive sectors.  He joined the company to oversee corporate accounting and was subsequently promoted to leadership roles in internal audit/compliance, business development, budgeting, forecasting, procurement, payroll and benefits.  Mr. Holzshu is directly involved in operations and continues to oversee the performance monitoring functions within the company, including setting operational targets for store performance and improvements; tracking and managing company-wide budgets, and leading capital deployment decision making.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	By:	LITHIA MOTORS, INC. (Registrant) /s/Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary